EXHIBIT 5.1





                                   September 8, 2005



Micronetics, Inc.
26 Hampshire Drive
Hudson, NH 03051

Gentlemen:

      You have requested our opinion with respect to the offering by you, Micronetics, Inc., a Delaware corporation (the "Company"), of up to 900,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), plus any shares of Common Stock remaining available for issuance as of July 22, 2003 under the Company's 1994 Stock Option Plan and the First Amended and Restated 1996 Incentive Stock Option Plan (collectively, the "Option Shares"), pursuant to the provisions of the Company's 2003 Stock Incentive Plan ( the "Plan"). The Option Shares are being offered and sold pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act").

      We have examined a copy of the Certificate of Incorporation and By-Laws, as amended, of the Company, the minutes of various meetings of the Company's Board of Directors and Stockholders, the Registration Statement prepared by the Company and filed with the Securities and Exchange Commission and the original or certified copies of such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, opinions of counsel, documents, papers, statutes and authorities as we deemed necessary as a basis for the opinions hereinafter set forth. In such examinations we have assumed the genuineness of all signatures and the conformity to original documents of all copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Company and others.

      Based upon the foregoing, we are of the opinion that the Option Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan and the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                   Very truly yours,

                                   KALIN LEVINE WEINBERG LLC


                                   By:/s/Jenifer Weinberg
                                      -------------------
                                      Jenifer Weinberg